Exhibit 3.1

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation - Profit Corporation NRS 78 - Articles of Incorporation Profit Corporation NRS 80 - Foreign Corporation NRS 89 - Articles of Incorporation Professional Corporation 78A Formation - Close Corporation (Name of closed corporation MUST appear in the below heading) Articles of Formation of a close corporation (NRS 78A) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT 1. Name of Entity: (If foreign, name in home jurisdiction) FG Merger III Corp. 2. Registered Agent for Service of Process: (Check only one box) Commercial Registered Agent (name only below) Noncommercial Registered Agent (name and address below) Office or position with Entity (title and address below) CORPORATE CREATIONS NETWORK INC. Name of Registered Agent OR Title of Office or Position with Entity 8275 SOUTH EASTERN AVENUE #200 Las Vegas Nevada 89123 Street Address City Zip Code Nevada Mailing Address (If different from street address) City Zip Code 2a. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form. X Corporate Creations Network Inc. 09/20/2023 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below) This corporation is a close corporation operating with a board of directors Yes OR No 4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions) 1 ) Name Hassan Baqar Address 104 S. Walnut Street, Unit 1A City Itasca State IL Zip Code 60143 5. Jurisdiction of Incorporation: (NRS 80 only) 5a. Jurisdiction of incorporation: 5b. I declare this entity is in good standing in the jurisdiction of its incorporation. Page 1 of 2 Pages Filed in the Office of Secretary of State State Of Nevada Business Number E34992432023-2 Filing Number 20233499242 Filed On 09/20/2023 13:21:27 PM Number of Pages 2

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation - profit Corporation Continued, Page 2 6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) By selecting “Yes” you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes 7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) Any lawful purpose 8. Authorized Shares: (Number of shares corporation is authorized to issue) Number of common shares with Par value: 1000000.0 Par value: $ 0.0001 Number of preferred shares with Par value: 0 Par value: $ 0 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper. 9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name Jaszick Maldonado Country United States Address 345 Park Avenue City New York State NY Zip/Postal Code 10154 X Jaszick Maldonado (attach additional page if necessary) AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING Please include any required or optional information in space below: (attach additional page(s) if necessary) Page 2 of 2 Pages

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Initial List and State Business License Application Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees: FG Merger III Corp. NAME OF ENTITY TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below) Limited-Liability Company Limited Partnership Limited-Liability Partnership Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership) Business Trust Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit-owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80:Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the *Charitable Solicitation Registration Statement* is required. The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** page 1 of 2 Revised: 1/1/2019 Filed in the Office of Secretary of State State Of Nevada Business Number E34992432023-2 Filing Number 20233499244 Filed On 09/20/2023 13:21:27 PM Number of Pages 2

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Initial List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners or Trustees: CORPORATION, INDICATE THE PRESIDENT: Name Hassan Baqar Country USA Address 104 S. Walnut Street, Unit 1A City Itasca State IL Zip/Postal Code 60143 None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State. X Jaszick Maldonado Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED Title Incorporator Date 09/20/2023 page 2 of 2 Revised: 1/1/2019

DOMESTIC CORPORATION (78) CHARTER I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that FG Merger III Corp. did, on 09/20/2023, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202309203971961 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/20/2023. Secretary of State FRANCISCO V. AGUILAR

NEVADA STATE BUSINESS LICENSE FG Merger III Corp. Nevada Business Identification # NV20232905326 Expiration Date: 09/30/2024 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202309203971962 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/20/2023. FRANCISCO V. AGUILAR Secretary of State